For additional information, please contact:

Jim Ropella
Senior Vice President and CFO
First Business Financial Services, Inc.
401 Charmany Drive, Madison, WI 53719
Phone 608-232-5970, Fax 608-232-5975
jropella@fbfinancial.com
www.fbfinancial.com

First Business Announces Dividend Increase

MADISON, June 29, 2005 – First Business Financial Services, Inc., holding company of First Business Bank, announced an increase in the company’s regular semi-annual cash dividend to 11.5 cents per share from 11 cents.

Shareholders of record on July 1, 2005 will receive the higher dividend on July 15, 2005.

About First Business Bank
First Business Bank was the first bank in the Midwest to devote itself exclusively to serving businesses. We take an individual approach to your company’s banking needs and pride ourselves on responsiveness. First Business Bank offers a full range of lending and cash management products, as well as innovative services such as no-cost courier deposit pick-up. For additional information, visit www.fbbmadison.com or call 608-238-8008.

About First Business Financial Services
First Business Financial Services is the parent of the First Business family of companies, managing shareholder relations and providing access to capital for our operating entities. Additionally, First Business Financial Services provides its subsidiaries with cost-effective corporate services including human resources, finance, information technology, and marketing.  For additional information, visit www.fbfinancial.com or call 608-238-8008.

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